Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Repligen Corporation on Forms S-3 (File Nos. 333-211436 and 333-231098) and Forms S-8 (File Nos. 333-224978, 333-196456, 333-184284, 333-181670, 333-157168, and 333-89140) of our report dated March 8, 2019, with respect to our audits of the financial statements of C Technologies, Inc., which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements, and our report dated May 8, 2019, with respect to our reviews of the financial statements of C Technologies, Inc., which comprise the balance sheets as of March 31, 2019 and 2018, and the related statements of income, stockholders’ equity, and cash flows for the three-month periods ended March 31, 2019 and 2018, and the related notes to the financial statements, which reports are included or incorporated by reference in this Form 8-K/A of Repligen Corporation.

/s/ Friedman LLP

Friedman LLP

East Hanover, NJ

July 15, 2019